Exhibit 4.1

SQUARETWO FINANCIAL CORPORATION,
as Issuer,

the GUARANTORS named herein

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee

INDENTURE

Dated as of April 7, 2010

11.625% Senior Second Lien Notes due 2017

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 4.18; 13.02
(b)	12.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	12.02
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01; 6.05
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	13.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

i

Schedule A	SCHEDULE OF GUARANTORS

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF GUARANTEE
Exhibit E	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of April 7, 2010 among SquareTwo Financial Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on Schedule A hereto, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Company, the Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.625% Senior Second Lien Notes due 2017 (such notes, including the Exchange Notes, the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.               Definitions.

“144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:  (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness assumed in connection with the acquisition of any assets by such specified Person.

“Additional Credit Facility” means any “Credit Facility” (other than the Credit Agreement and related First Lien Documents) as defined in and permitted under this Indenture; provided that any such “Credit Facility” shall only constitute an Additional Credit Facility hereunder if either (a) a Discharge of First Lien Obligations under the Credit Agreement and other related First Lien Documents occurs contemporaneously with a refinancing thereof pursuant to a refinancing that will be secured by a first priority Lien in any Collateral, or (b) the existing First Lien Lenders consent to such Credit Facility in accordance with the terms and conditions of the existing First Lien Credit Documents.

“Additional Interest” has the meaning assigned to such term in the Registration Rights Agreement.

“Additional Notes” means, subject to the Company’s compliance with the provisions of Section 4.09, such additional Notes as the Company may issue under this Indenture on the same terms and conditions and with the same interest rate, maturity and CUSIP numbers as the Notes being issued on the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note, and (ii) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at April 1, 2014 (such redemption price being set forth in Section 3.07) plus (ii) all required interest payments due on such Note through April 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(i)           the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.06, and/or the provisions of Article 5 hereof and not by the provisions of Section 4.07; and

(ii)            the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(i)            any single transaction or series of related transactions that:  (a) involves assets having a fair market value of less than $5.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $5.0 million;

(ii)           a transfer of assets between or among the Company and its Restricted Subsidiaries;

(iii)          an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(iv)          a Restricted Payment that is permitted under Section 4.08 hereof;

(v)           the sale or disposition of any Investments described in clause (ix) of the definition of Permitted Investments;

(vi)          sales, discounts, leases, conveyances or other dispositions of Charged-off Receivables, inventory, receivables, other current assets or equipment in the ordinary course of business;

(vii)         any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete, surplus or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(viii)        grants of licenses to use the Company’s or any Restricted Subsidiary’s intellectual property in the ordinary course of business;

(ix) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(x)            sales or other dispositions of cash or Cash Equivalents; and

(xi)           leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries.

“Astrum Financial” means Astrum Financial, LLC, a Colorado limited liability company.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the amount of Indebtedness required to appear as indebtedness on a balance sheet in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means the Board of Directors of the Company, or the Parent Company, as applicable, or any authorized committee of the Board of Directors.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means any day other than a Legal Holiday.

“Canadian Subsidiaries” means SquareTwo Financial Canada Corporation, CCL Financial Inc., Preferred Credit Resources Limited and Metropolitan Legal Administration Services Inc.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) United States dollars; (ii) (a) Canadian dollars, pounds sterling, euros or any national currency of any participating member state of the European Economic and Monetary Union; or (b) such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business; (iii) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of not more than twelve months from the date of acquisition; (iv) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks; (v) repurchase obligations for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above; (vi) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof with maturities of not more than twelve months from the date of acquisition rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-2 or the equivalent thereof by Moody’s Investor Services, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency); (vii) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-2 or the equivalent thereof by Moody’s Investor Services, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency); (viii) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended;

and (ix) investment funds investing at least 90% of their assets in securities of the types described in clauses (i) through (viii) above.

“Cargill” means CFSC Capital Corp. XXXIV, a Delaware corporation.

“Cargill Liens” means the Liens of Cargill with respect to certain receivables owned by CACV of Colorado, LLC or CACV of New Jersey, LLC, each as of the Issue Date, as a result of prior financing transactions entered into with Cargill prior to 2006.

“Change of Control” means the occurrence of any of the following:

(i)           prior to the first public offering of common stock of the Company or the Parent Company, the Permitted Holders cease to be the Beneficial Owners of, or to have the right to vote, directly or indirectly, a majority in the aggregate of the total voting power of the Voting Stock of the Company or the Parent Company, whether as a result of the issuance of securities of the Company or the Parent Company, any merger, consolidation, liquidation or dissolution of the Company or the Parent Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise; provided, that such event described in this clause (i) shall not be deemed to be a Change of Control so long as the Permitted Holders have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the members of the Board of Directors of Parent Company or the Company (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the Voting Stock of the parent entity and if such Permitted Holders own less than the majority of the voting power of the Voting Stock of the parent entity, such Permitted Holders will be deemed to own the proportionate share of the specified entity that they own of the parent entity);

(ii)            on the date of or after the first public offering of common stock referred to in clause (i), (a) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) and (b) the Permitted Holders own, directly or indirectly, in the aggregate a lesser percentage of the total Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) than such person or group;

(iii)            the first day on which a majority of the members of the Board of Directors of the Company or the Parent Company are not Continuing Directors;

(iv)           the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or the Parent Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) of the Exchange Act) other than transactions with one or more Permitted Holders, it being understood that the Company and its Restricted Subsidiaries continually buy and sell Charged-off Receivables and that such buying and selling in the ordinary course of business shall not be considered a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries; or

(v)           the adoption by the equity holders of the Company or the Parent Company of a plan or proposal for the liquidation or dissolution of the Company or the Parent Company.

“Charged-off Receivables” means any accounts receivable and defaulted, contingent and charged-off obligations and similar obligations, any participation or interest therein, and all rights and interests related thereto, or arising in connection with, any of the foregoing, including, without limitation, any agreements, documents or instruments related thereto.

“Collateral” means all of the assets of the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second Lien Obligations (including proceeds and products thereof).

“Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent under the Security Documents, together with its successors.

“Collect Air” means Collect Air, LLC, a Delaware limited liability company.

“Company” means SquareTwo Financial Corporation, a Delaware corporation, and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(i)            an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(ii)           provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)          consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(iv)          depreciation, amortization (including amortization of goodwill and other intangibles) and additional non-cash amortization expenses resulting from premiums over the asset value of purchased pools of Charged-off Receivables as a result of purchase accounting adjustments in accordance with GAAP relating to the acquisition of such pools) and other non-cash expenses, including stock-based compensation provision and stock-based payments to franchisees and loss on early extinguishment of debt, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(v)           any integration charges, expenses incurred in connection with acquisitions not consummated or reserves or severance costs of up to an aggregate of $5.0 million for any given four-quarter period; plus

(vi)          allowances on or charges to purchased debt; plus

(vii)         non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case on a consolidated basis, and non-cash items that require an accrual or reserve for a cash outlay in a future period.

In addition to the foregoing, (A) if the proceeds received by the Company and its consolidated Subsidiaries in respect of purchased debt for such period exceed the revenue recognized by the Company and its consolidated Subsidiaries in respect of purchased debt for such period, such excess shall be added to Consolidated Cash Flow and (B) if the revenue recognized by the Company and its consolidated Subsidiaries in respect of purchased debt for such period exceeds the proceeds received by the Company and its consolidated Subsidiaries in respect of purchased debt for such period, such excess shall be deducted from Consolidated Cash Flow.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, provided that, without duplication:

(i)            the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(ii)           the Net Income of any Non-Guarantor Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Non-Guarantor Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Non-Guarantor Restricted Subsidiary or its shareholders;

(iii)          the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(iv)          any write-downs with respect to or losses on dispositions of Subsidiaries and all restructuring charges incurred by the Company, the Parent Company and the Subsidiaries shall be excluded;

(v)           non-recurring fees, expenses or charges (including integration charges and, without limitation, the write-off of deferred financing fees) incurred in connection with the Offering, or any merger, acquisition or consolidation shall be excluded;

(vi)          any non-cash gains or losses on mark to market accounting on Hedging Obligations shall be excluded; and

(vii)         the cumulative effect of, or a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Company, as the case may be, who:  (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors of such Board of Directors at the time of such nomination or election or the Permitted Holders.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Loan Agreement, dated as of the Issue Date, among the Company, the Parent Company, Preferred Credit Resources Limited, the other loan parties from time to time parties thereto, the lenders from time to time party thereto, and GMAC Commercial Finance LLC, as administrative agent and collateral agent, as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more Credit Facilities, debt instruments, indentures and/or related documentation) or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders, financial institutions or other creditors thereunder or additional borrowers or guarantors thereof) all or any portion of the indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities (including, without limitation, indentures and the Credit Agreement), in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other asset securitizations, letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First Lien Documents and termination of all commitments of the First Lien Lenders to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid (other than secured hedging obligations so long as arrangements satisfactory to the applicable provider shall have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Agent) of all letters of credit issued under the First Lien Credit Documents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 hereof.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of any political subdivision of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or underwritten public offering of common stock of the Company or the Parent Company and, in the case of an offering by the Parent Company, the net proceeds are contributed to the Company.

“Estimated Remaining Proceeds” means, at any applicable calculation date, the aggregate gross remaining cash proceeds which the Company or any Restricted Subsidiary anticipates to receive from Charged-off Receivables owned by the Company or any Restricted Subsidiary as of the end of the calendar month immediately preceding the calendar month of such calculation date (excluding, for the avoidance of doubt, any amounts to be distributed to Persons from whom Charged-off Receivables are purchased pursuant to sharing arrangements), which Estimated Remaining Proceeds shall be determined and reported by the Company to the Trustee upon incurrence of any Lien permitted pursuant to clause (1) of the definition of “Permitted Liens” and calculated by the Company in a manner consistent with its past practice and the Company’s proprietary models; provided, that the Company shall provide such other information relating to the assumptions and method of such calculations as the Trustee may reasonably request.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Notes” means the 11.625% Senior Second Lien Notes due 2017 of the Company issued pursuant to the Exchange Offer.

“Exchange Offer” shall have the meaning given such term in the Registration Rights Agreement.

“Exchange Offer Registration Statement” shall have the meaning given such term in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

“First Lien Agent” has the meaning assigned to the term “Senior Agent” in the Intercreditor Agreement.

“First Lien Credit Documents” means the Credit Agreement, each other Credit Facility (to the extent that such Credit Facility provides for or evidences First Lien Obligations), the other Loan Documents (as defined in the Credit Agreement or any such other Credit Facility), and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding documents governing secured hedging obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Lien Documents” means the First Lien Credit Documents and any and all documents governing the other First Lien Obligations (including documents related to secured hedging obligations).

“First Lien Lenders” means the “Lenders” or “Holders” (as the case may be) from time to time party to, and as defined in, the Credit Agreement or any other First Lien Credit Document, together with their respective successors and assigns; provided that the term “First Lien Lender” shall in any event also include each letter of credit issuer under the Credit Agreement and any “Agent” under (and as defined in) the Credit Agreement.

“First Lien Obligations” means (i) all Obligations under (and as defined in) the Credit Agreement and under any other document relating to the Credit Agreement, (ii) all Obligations under (and as defined in) any Additional Credit Facility and under any other document relating to such Additional Credit Facility (to the extent that the Indebtedness under such Additional Credit Facility is designated by the Company as “First Lien Obligations” for purposes of this Indenture) and (iii) all hedging obligations secured pursuant to any First Lien Credit Document.  “First Lien Obligations” shall in any event include:  (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Lien Agent and the First Lien Secured Parties on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable (but in any event not including any obligations that are in excess of the aggregate principal amount of Indebtedness permitted under clause (1) of the definition of “Permitted Liens”).

“First Lien Secured Parties” has the meaning given to the term “Senior Claimholders” in the Intercreditor Agreement.

“First Priority Liens” means all Liens that secure the First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Fixed Charge Coverage Ratio only to the extent such borrowings were actually outstanding during the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:  (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Fixed Charge Coverage Ratio Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period; (iii) whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC; (iv) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness); (v) interest on a Capital Lease Obligation shall be the amount recorded as interest in accordance with GAAP; (vi) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, and interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; (vii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded; and (viii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:  (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments (excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt (to the extent not already included above), commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) cash dividend payments on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Franchisee” or “Franchisees” means those Persons or entities who have entered into Franchising Contracts.

“Franchising Contracts” means all contracts pursuant to which the Company or any of its Subsidiaries grants to any other Person any right, license or right to license, option or right of first refusal or negotiation to operate franchises and businesses using any of the Company’s intellectual property.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, unless otherwise specified in this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Grantor” means the Company and each Guarantor that has executed and delivered, or may from time to time hereafter execute and deliver, a Security Document.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:  (i) each Domestic Subsidiary, as of the Issue Date, other than Collect Air; and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:  (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business; and (iii) any commodity futures or option contract or other similar commodity hedging contract designed to protect such Person against fluctuations in commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness (including Acquired Debt) of such Person, whether or not contingent, in respect of:  (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) representing Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense, a trade payable or a contingent obligation to pay a purchase price as long as such obligation remains contingent; or (vi) representing any net obligations under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. In addition, in the event that the Company obtains any incremental revolving credit commitments under the Credit Agreement or any other Credit Facilities, 100% of such commitments shall be deemed to be an incurrence of Indebtedness solely for purposes of Section 4.09(a) and clause (i) of the definition of “Permitted Liens,” and any borrowings, repayments and reborrowings at any time under such incremental revolving credit commitments shall not be deemed a new incurrence of Indebtedness.

The amount of any Indebtedness outstanding as of any date shall be:  (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Banc of America Securities LLC, BMO Capital Markets Corp., Fifth Third Securities, Inc. and U.S. Bancorp Investments, Inc.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of its respective assets, (iii) any liquidation, dissolution, reorganization or winding-up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means that certain Intercreditor Agreement to be dated as of the Issue Date among the Company, the Guarantors, the First Lien Agent, and U.S. Bank National Association, as Junior Agent.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding (i) Hedging Obligations entered into for non-speculative purposes, (ii) accounts receivable and other extensions of trade credit made in the ordinary course of business, (iii) the acquisition of property and assets (including Charged-Off Receivables) from suppliers and vendors in the ordinary course of business, and (iv) prepaid expenses and workers compensation, utility, lease and similar deposits in the ordinary course of business.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.08 hereof.  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.08 of this Indenture.

“Issue Date” means April 7, 2010, the date of initial issuance of the Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Letter of Transmittal” means the letter of transmittal required to be delivered in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(i)            any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(ii)           the portion of such net income attributable to non-controlling interests of Subsidiaries; and

(iii)          any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary of the Company that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness:  (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Custodian” means the Trustee, as custodian for DTC or any successor Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means, individually and collectively, the guarantees given by the Guarantors pursuant to Article 10 hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit D.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the sale of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President or, with respect to a limited liability company, any Manager of such Person, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers, except as otherwise provided herein, of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable).

“Parent Company” means CA Holding, Inc. or any other direct or indirect parent of the Company.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Indebtedness secured by the Second Priority Liens and otherwise ranking pari passu with the Notes that is in each case permitted by this Indenture; provided that (i) the representative of such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement and the Intercreditor Agreement, in each case in the form attached thereto, agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement and the Intercreditor Agreement.

“Permitted Businesses” means the purchase, management, collection and sale of Charged-off Receivables, any other business or businesses that are similar in nature to such business, and any business that is reasonably ancillary, incidental, complementary or related thereto or any reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Holders” means (i) KRG Capital Management, L.P. and each of its Affiliates or funds controlled or managed by it or its Affiliates other than any portfolio companies of any of the foregoing, (ii) P. Scott Lowery, Paul A. Larkins, L. Heath Sampson, Brian W. Tuite, Richard Roth, Thomas G. Good and any spouse or lineal descendant of such Person or any trust or estate the sole beneficiary of which is either such Person or any spouse or lineal descendent of such Person, and (iii) the Parent Company.  Any Person or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Investments” means:

(i)            any Investment in the Company or in a Restricted Subsidiary of the Company;

(ii)           any Investment in Cash Equivalents;

(iii)          any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:  (a) such Person becomes a Restricted Subsidiary of the Company; or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(iv)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 hereof;

(v)           Investments existing as of, or required to be made pursuant to any agreement or obligation in effect on, the Issue Date;

(vi)          any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company or the Parent Company;

(vii)         accounts receivable, endorsements for collection, deposits or similar Investments arising in the ordinary course of business;

(viii)        any Investment by the Company or a Restricted Subsidiary in assets of a Permitted Business or assets to be used in a Permitted Business;

(ix)           any Investments, including stock, obligations or securities, received in settlement of debts or obligations created in the ordinary course of business and owing to the Company or any Subsidiary, in satisfaction of judgments, as a result of any bankruptcy or insolvency proceeding or upon the foreclosure or enforcement of any Lien in favor of the Company or any of its Subsidiaries;

(x)            the acceptance of notes payable from and loans and advances to officers, directors and employees of the Company or its Subsidiaries in payment for the purchase of Capital Stock;

(xi)           any other Investment acquired by the Company or any of its Restricted Subsidiaries, (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(xii)          Hedging Obligations permitted under clause (vii) of Section 4.09 hereof;

(xiii)         guarantees of Indebtedness permitted under Section 4.09 hereof;

(xiv)        Investments consisting of purchases and acquisitions of Charged-off Receivables portfolios, inventory, supplies, material or equipment;

(xv)         advances to, or guarantees of Indebtedness of, employees not in excess of $2.0 million outstanding at any one time, in the aggregate;

(xvi)        loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(xvii)       advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(xviii)      any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07; and

(xix)         any other investment in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xix) since the Issue Date and existing at the time such Investment was made, did not exceed $10 million.

“Permitted Liens” means:

(i)            Liens incurred to secure Obligations in respect of any Indebtedness under (x) Credit Facilities and (y) Permitted Additional Pari Passu Obligations; provided that the aggregate amount of Indebtedness permitted to be secured pursuant to this clause (i) shall not, at the time of such incurrence thereof, exceed the greater of (1) the amount permitted to be incurred pursuant to Section 4.09(b)(i) hereof and (2) the lesser of (A) 35% of Estimated Remaining Proceeds and (B) an amount equal to the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which financial statements are available; provided, further, that such Liens under this clause (i) are subject to the provisions of the Intercreditor Agreement or any other intercreditor agreement consistent with the terms of the Intercreditor Agreement;

(ii)           Liens in favor of the Company or the Guarantors;

(iii)          Liens on property (other than property constituting Collateral prior to such incurrence pursuant to this clause (iii) if the Notes are granted a Lien on such property on an equal and ratable basis, unless the Obligation secured by any such Lien is subordinate or junior in right of payment to the Notes, in which case the Lien securing such Obligation must be subordinate and junior to the Lien securing the Notes with the same or lesser relative priority as such Obligation shall have with respect to the Notes;

(iv)          Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired or merged into or consolidated with the Company or the Restricted Subsidiary;

(v)           Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company so long as such Lien was not incurred in contemplation of such acquisition, provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property being acquired;

(vi)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(vii)         Liens to secure Indebtedness (including Capital Lease Obligations and purchase money obligations (including extensions and renewals thereof)) permitted by Section 4.09(b)(iv) hereof;

(viii)        Liens existing on the Issue Date;

(ix)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(x)            Liens incurred or deposits made in the ordinary course of business in connection with general insurance, workers’ compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, leases, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(xi)           easements, rights-of-way, restrictions, licenses, sewers, electric lines, communications lines, defects or irregularities in title and other similar charges, zoning or other similar restrictions as to the use of real properties, or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

(xii)          Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

(xiii)         judgment and attachment Liens not giving rise to an Event of Default;

(xiv)        Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(xv)         Liens arising out of consignment or similar arrangements for the sale of goods;

(xvi)        any Liens, interest or title of a lessor in property subject to any operating lease;

(xvii)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(xviii)      Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xix)         leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(xx)          Liens in favor of collecting or payer banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(xxi)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii)        Liens (a) of a collection bank arising under the UCC on items in the course of collection, (b) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other commodity or brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxiii)       Liens in favor of the sellers of Charged-off Receivables securing residual interests owed to such sellers from amounts collected in respect of such Charged-off Receivables and Liens on Charged-off Receivables deemed to exist pursuant to agreements whereby the seller of such Charged-off Receivables retains the right to recall such Charged-off Receivables for a specified period of time;

(xxiv)       Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or to a Guarantor to secure Indebtedness owing to the Company or such Guarantor;

(xxv)        Liens to secure any Permitted Refinancing Indebtedness (or successive Permitted Refinancing Indebtedness) which refinances as a whole, or in part, any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv), (v), (vii), and (viii); provided, that:  (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:  (1) the outstanding principal amount or, if greater, committed amount, of the Indebtedness secured by Liens described under clause (i), (iv), (v), (vii) or (viii) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Permitted Refinancing Indebtedness;

(xxvi)       Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes (other than additional notes) and the Note Guarantees;

(xxvii)      Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(xxviii)     Liens on funds held on behalf of clients of the Company and its Subsidiaries, arising from the collection of Charged-off Receivables placed with the Company or its Subsidiaries on a contingency basis;

(xxix)       licenses of intellectual property;

(xxx)        Cargill Liens;

(xxxi)       Liens arising from the sale of accounts, payment intangibles and promissory notes to the extent (a) such sale is permitted pursuant to the terms of this Indenture and (b) such Liens relate only to the assets that were the subject of such sale; and

(xxxii)      Liens not otherwise permitted by clauses (i) through (xxxi) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Payments to the Parent Company” means:

(i)    payments to the Parent Company in an amount sufficient to permit the Parent Company to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries including franchise taxes and any reasonable professional fees and expenses not in excess of $1.0 million in the aggregate during any fiscal year;

(ii)           payments to the Parent Company to enable the Parent Company to pay foreign, federal, state or local tax liabilities (“Tax Payment”), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that the Parent Company has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries; provided that (a) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its U.S. Subsidiaries in respect of their Federal income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the “Company Affiliated Group”) filing a consolidated Federal income tax return and that the Parent Company and each such U.S. Subsidiary is a member of the Company Affiliated Group and (b) any Tax Payments shall either be used by the Parent Company to pay such tax liabilities within 90 days of the Parent Company’s receipt of such payment or refunded to the party from whom the Parent Company received such payments;

(iii)          payments to the Parent Company in an amount sufficient to pay amounts owed pursuant to the Sponsor Management Agreement as in effect on the Issue Date; and

(iv)          payments to the Parent Company in an amount sufficient to permit the Parent Company to pay amounts permitted by Section 4.08(e)(v) and 4.08(e)(vii) hereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) and whether or not occurring contemporaneously with the payoff of the previously existing Indebtedness subject to such transaction; provided that:  (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holder thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date either no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days following the maturity of the Notes, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Pledge Agreement” means the pledge agreement to be dated as of the Issue Date among the Collateral Agent, the Company and the Guarantors granting, among other things, a Second Priority Lien on the pledged equity constituting part of the Collateral in favor of the Collateral Agent for its benefit and for the benefit of the Secured Parties, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means that certain agreement among the Company, the Guarantors and the Initial Purchasers that may require the Company to file a shelf registration statement to register resales of the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Replacement Assets” means, on any date, property or assets, including Charged-off Receivables, of a nature or type that are used in any Permitted Business.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Second Lien Obligations” means the Indebtedness and Obligations under this Indenture and the Notes and any Permitted Additional Pari Passu Obligations.

“Second Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Second Lien Obligations, including, without limitation, any Permitted Additional Pari Passu Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Second Lien Security Agreement to be dated as of the Issue Date among the Collateral Agent, the Company and the Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Secured Parties, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the Pledge Agreement, any mortgages, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, deeds of trust, trust deeds, control agreements or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Secured Parties, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Shelf Registration Statement” shall have the meaning specified in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sponsor Management Agreement” means the management agreement dated as of August 5, 2005 among KRG Capital Management, L.P., the Company and Parent Company, as amended.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Tax Payment” means any payment of foreign, federal, state or local tax liabilities.

“Tax Sharing Agreement” means the Tax Sharing Agreement, effective as of January 1, 2010, among Parent Company and the subsidiaries of Parent Company that are signatories thereto.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2014; provided, that if the period from such redemption date to April 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary) pursuant to a board resolution, but only to the extent that such Subsidiary:  (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products of (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, and (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.               Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.12
“Authentication Order”	2.02
“Change of Control Offer”	4.06
“Change of Control Payment”	4.06
“Change of Control Payment Date”	4.06
“Company Affiliated Group”	1.01
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.07
“Final Offering Memorandum”	9.01
“Fixed Charge Coverage Ratio Calculation Date”	1.01
“incur”	4.09
“Legal Defeasance”	8.02
“Offer”	3.09
“Offer Amount”	3.09
“Offer Period”	3.09
“Other Debt”	4.07
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.08

SECTION 1.03.               Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company or any Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.               Rules of Construction.

Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          “or” is not exclusive;

(iv)          words in the singular include the plural, and in the plural include the singular;

(v)           provisions apply to successive events and transactions;

(vi)          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(vii)         for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.

ARTICLE 2

THE NOTES

SECTION 2.01.               Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The notation on each Note relating to the Note Guarantees shall be substantially in the form set forth on Exhibit D hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes (including the Note Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.               Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by an Officer (the “Authentication Order”), authenticate Notes, with the Note Guarantees endorsed thereon, for original issue up to the aggregate principal amount stated in the Authentication Order.  The aggregate principal amount of the Notes that may be issued under this Indenture is unlimited.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.               Registrar and Paying Agent.

The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, or the Company or any of its Subsidiaries or the Parent Company may act as Paying Agent or Registrar.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.               Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company or the Guarantors in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money.  If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.               Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.               Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.  Upon the occurrence of either of the preceding events in (i) or (ii) above, and upon the surrender by the Depositary of the Global Notes, Definitive Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) and (ii) above and pursuant to Section 2.06(c), (e) or (f).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser in a resale pursuant to Rule 144A).  Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in a Global Note other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f), and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor;

(C)          such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof; and

(iii)          in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities

Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           [Reserved].

(iii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only after the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f), and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker- Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor;

(C)          such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof; and

in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Unrestricted Definitive Note, then after the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and upon the satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.  A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note or issue a new Restricted Global Note, as applicable.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable

Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor;

(C)          such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4)(d) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof; and

(iii)          in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the applicable certifications required by item 3 thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)          any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof; and

(iii)          in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.  Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(f)            Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount.  Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE U.S. TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO

REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(A)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (in each case,

accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.06, 4.07 and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

(ix)           Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s

Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(x)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.               Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.               Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.               Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.               Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) upon a written order of the Company signed by two Officers of the Company.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.               Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall, in accordance with its customary procedures, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall confirm in writing to the Company which Notes have been cancelled by the Trustee.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.               Defaulted Interest.

If either the Company or any Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.               CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

SECTION 2.14.               [Reserved].

SECTION 2.15.               Issuance of Additional Notes.

The Company shall be entitled, without the consent of the Holders, to issue Additional Notes under this Indenture in an unlimited principal amount which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and, terms of optional redemption, if any; provided that such issuance is not prohibited by Section 4.09 or 4.10.  The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(3)           whether such Additional Notes shall be transfer restricted securities or shall be registered securities.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01.               Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 (or such shorter period as is acceptable to the Trustee) days but not more than 75 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  Such notice shall be given at least 45 days prior to the redemption date in the event the Company desires that the Trustee give notice of redemption to the holders of the Notes as more particularly set forth in Section 3.03.

SECTION 3.02.               Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (in a manner that complies with all applicable legal requirements and, as applicable, the rules and procedures of DTC).

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.03.               Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and containing a copy of the text of the notice to the Holders.  The notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.               Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

SECTION 3.05.               Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.               Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.               Optional Redemption.

(a)           The Notes may be redeemed, in whole or in part, at any time prior to April 1, 2014, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)           Except as set forth in clauses (a) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to April 1, 2014.  Thereafter, the Company may redeem all or a part of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR	PERCENTAGE
2014	105.813%
2015	102.906%
2016 and thereafter	100.000%

(c)           Notwithstanding the provisions of clauses (a) and (b) of this Section 3.07, at any time prior to April 1, 2013, the Company may at its option on any one or more occasions redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(i)            at least 65% of such aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (other than Notes held directly or indirectly by the Parent Company, the Company and its Subsidiaries); and

(ii)           each such redemption must occur within 90 days of the date of the closing of any such Equity Offering.

(d)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.               Mandatory Redemption.

Except as set forth under Sections 4.06 and 4.07 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.               Offer to Purchase by Application of Net Proceeds.

In the event that, pursuant to Section 4.07 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Offer”), it shall follow the procedures specified below.

The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer.

Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer.  The Offer shall be made to all Holders.  The notice, which shall govern the terms of the Offer, shall state:

(a)           that the Offer is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Offer shall remain open;

(b)           the Offer Amount, the purchase price and the Purchase Date and, if the Company or any Restricted Subsidiary is required to and does make an offer to holders of Permitted Additional Pari Passu Obligations or Other Debt as contemplated by clause (x) or clause (y) of the third paragraph of Section 4.07(c)  the notice shall state that fact, that the Offer Amount will be reduced by the amount of Other Debt or Permitted Additional Pari Passu Obligations, as applicable, required to be purchased pursuant to such other offer, and that the amount of such reduction will not be known until the expiration of such other offer, which shall not be later than the expiration of the Offer Period;

(c)           that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrete or accrue interest after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to an Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f)            that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)           that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)           that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or $1,000 integral multiples thereof, shall be purchased); and

(i)            that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer, or if less than the Offer Amount has been tendered, all

Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors), and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10.               Other Acquisitions of Notes.

Notwithstanding any provision to the contrary contained herein, the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE 4

COVENANTS

SECTION 4.01.               Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor thereof, holds as of 10:00 a.m. Mountain Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.               Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York (or for so long as U.S. Bank National Association, or a successor in interest thereto, is the Trustee,

at the Corporate Trust Office of the Trustee), an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York (or for so long as U.S. Bank National Association, or a successor in interest thereto, is the Trustee, at the Corporate Trust Office of the Trustee) for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

The Company hereby designates the office of U.S. Bank National Association, Corporate Trust Services, 950 17th Street, Denver, CO 80202, as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.               Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default, and further stating, as to each such Officer signing such Officers’ Certificate, that, to his or her knowledge, no Default or Event of Default has occurred during such period (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)           Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.               Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.05.               Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06.               Change of Control.

(a)           If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or a $1,000 integral multiple thereof (provided that no Note will be purchased in part if such Note would have a remaining principal amount of less than $2,000)) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).  In the Change of Control Offer, the Company will offer to pay an amount in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to, but not including, the applicable date of purchase.  Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase such Holder’s Notes on the date specified in such notice (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent the provisions of any securities laws are inconsistent with the terms of this Indenture, the Company will not be deemed to have breached this covenant by complying with such laws.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)           The Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law.

(d)           The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail as directed in writing by the Company (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is a multiple of $1,000 and at least $2,000.

(e)           The provisions described in this Section 4.06 that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(f)            The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) if at any time prior to 30 days after a Change of Control, a notice of redemption has been given pursuant to Section 3.07 hereof.  In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

SECTION 4.07.               Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)           at least 75% of the Net Proceeds received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following shall be deemed to be cash:

(i)            any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation, assignment and assumption or similar agreement that releases the Company or such Restricted Subsidiary from further liability;

(ii)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days following the closing of such Asset Sale; and

(iii)          any combination of the foregoing.

(c)           If such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of this Indenture and the Security Documents.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Proceeds:

(i)            to be reinvested in the business of the Company or a Restricted Subsidiary, which shall include the purchase of any Replacement Assets, and to the extent that the assets that were the subject of such Asset Sale constituted Collateral, such Replacement Assets shall be required to constitute Collateral;

(ii)           to repay First Lien Obligations; or

(iii)          any combination of the foregoing.

The amount of any such Net Proceeds, if any, not applied during such 365-day period as set forth in the immediately preceding paragraph shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $10.0 million, then the Company shall, not later than the 15th day of such month, make an offer to purchase all or a portion of the Notes, as applicable, at 100% of their principal amount, plus accrued and unpaid interest, if any, and if applicable, (x) in the case of Net Proceeds from Collateral, to make an offer to the holders of other Permitted Additional Pari Passu Obligations and (y) in the case of any other Net Proceeds, to make an offer to the holders of other Indebtedness of the Company that ranks pari passu with the Notes (the “Other Debt”), in either case (x) and (y) that by its terms requires the Company to make an offer to purchase such Permitted Additional Pari Passu Obligations or Other Debt, as applicable, upon consummation of an Asset Sale, on a pro rata basis and in an aggregate principal amount of Notes and, as applicable, Permitted Additional Pari Passu Obligations or Other Debt, equal to the Excess Proceeds on such date.  To the extent that any Excess Proceeds remain after consummation of such offer to purchase pursuant to this Section 4.07, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and Section 3.09, and the amount of Excess Proceeds shall be reset to zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to the preceding paragraph.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

SECTION 4.08.               Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(b)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(c)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(d)           make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)            no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which internal financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(iii)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii), (v), (vii), (viii) and (xi) of Section 4.08(e)), is less than the sum, without duplication, of

(A)          50% of the Consolidated Net Income (or, in each case such Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company since the first day of the fiscal quarter in which the Issue Date occurs, plus

(B)           the aggregate net cash proceeds received by the Company on and after the first day of the fiscal quarter in which the Issue Date occurs from the sale of Equity Interests or any Indebtedness that is convertible into or exchangeable for Capital Stock and has been so converted or exchanged, plus

(C)           the aggregate cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company as capital contributions on and after the first day of the fiscal quarter in which the Issue Date occurs, plus

(D)          the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company for Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus

(E)           in the event of a sale or other disposition (other than of the Company or a Restricted Subsidiary) of a Restricted Investment made by the Company or its Restricted Subsidiaries or a repurchase or redemption of a Restricted Investment from the Company or its Restricted Subsidiaries or repayment of a loan or advance which constitutes a Restricted Investment by the Company or its Restricted Subsidiaries, an amount equal to the lesser of (x) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities, in each case, received on and after the first day of the fiscal quarter in which the Issue Date occurs and (y) the amount of such Restricted Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(F)           100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the

Company, of property and marketable securities, in each case, received on and after the first day of the fiscal quarter in which the Issue Date occurs by means of the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary.

(e)           The preceding provisions will not prohibit:

(i)            the payment of any dividend on, or other distribution in respect of, any Equity Interest within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(ii)           the repurchase, redemption, defeasance, retirement or other acquisition of any pari passu or subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or the Parent Company;

(iii)          the redemption, repurchase, defeasance, retirement or other acquisition of pari passu or subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)          the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(v)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Parent Company or any Restricted Subsidiary of the Company held by any employee, officer, director or consultant, or former employee, officer, director or consultant, of or to the Company, the Parent Company or any Restricted Subsidiary of the Company upon the death, disability, retirement or termination of employment or service with or to the Company, the Parent Company or any Restricted Subsidiary of the Company or pursuant to any stockholders agreement, consulting agreement, employment agreement, management equity subscription agreement, restricted stock purchase agreement, stock option agreement or any similar agreement or plan in effect as of the Issue Date or approved by the Board of Directors or the compensation committee of the Board of Directors of the Company, the Parent Company or any Restricted Subsidiary of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;

(vi)          the making of advances and loans to Franchisees in the ordinary course of business and consistent with past practices, provided that (x) the aggregate outstanding amount of any such loans and advances to a single Franchisee does not exceed $1,250,000 at any time and (y) the aggregate amount of all outstanding loans and advances made under this clause (vi) to all Franchisees does not exceed $6,000,000 at any time;

(vii)         the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Parent Company or any Restricted Subsidiary of the Company held by any current or former Franchisee or by current or former employees of any such Franchisee whose employment or Franchisee relationship has been terminated, provided that such Restricted Payments shall not exceed $2,000,000 in any calendar year or $5,000,000 in the aggregate since the Issue Date;

(viii)        the payment or retirement of any Indebtedness of the Company, the Parent Company or any Restricted Subsidiary of the type described in Section 4.09(b)(xi);

(ix)           payments to Astrum Financial, not to exceed $500,000 in any calendar year;

(x)            Restricted Payments not to exceed $12.5 million in the aggregate since the Issue Date; and

(xi)           Permitted Payments to the Parent Company;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (vii), (ix) or (x) above, no Default or Event of Default shall have occurred or would be continuing or would occur as a result thereof.

(f)            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant shall be determined conclusively by an officer of the Company, acting in good faith, if such officer’s determined fair market value is less than or equal to $2,500,000.  If the fair market value determined in good faith by such officer of the Company exceeds $2,500,000, the fair market value shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee.  If the fair market value is estimated in good faith by the Board of Directors of the Company to exceed $15,000,000, the determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing or having substantial experience in the Company’s industry, which shall be delivered to the Trustee.

SECTION 4.09.               Incurrence of Indebtedness.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 5.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (including Acquired Debt) that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $10.0 million at any one time outstanding.

(b)           Notwithstanding the prohibitions of Section 4.09(a), the Company may incur any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)            the incurrence by the Company and any Restricted Subsidiary of Indebtedness under Credit Facilities (including amounts outstanding on the Issue Date); provided that the aggregate principal amount of all Indebtedness under such Credit Facilities (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i)) permitted by this clause (i) does not exceed $215.0 million less any permanent reductions of Indebtedness thereunder actually made with the Net Proceeds of Asset Sales in accordance with Section 4.07(c)(ii);

(ii)           the incurrence by the Company and its Subsidiaries of Existing Indebtedness (excluding amounts outstanding under the Credit Agreement at the Issue Date);

(iii)          the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Note Guarantees (other than Additional Notes);

(iv)          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets), in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv)) not to exceed $12.5 million at any time outstanding;

(v)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (i), (ii), (iii), (iv), (v), (viii), (ix) or (xiii) of this Section 4.09(b);

(vi)          the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided that:

(A)          if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to or held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee of such Guarantor, in the case of a Guarantor; and

(B)           (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)         the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding and not for speculative purposes;

(viii)        the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

(ix)           the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (other than indebtedness permitted by Section 4.09(a) or clauses (i) through (xvi) of this Section 4.09(b)) in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred pursuant to this clause (ix), not to exceed $25 million;

(x)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, surety, bonds required in the course of licensure performance and other like bonds, bankers acceptances and letters of credit provided by the Company and its Subsidiaries in the ordinary course of business and payment obligations in connection with self-insurance and similar obligations (including any similar Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any Indebtedness referred to in this clause (x));

(xi)           Indebtedness incurred by the Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earnout or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries, made, given or entered into in connection with the acquisition or disposition by the Company or any of its Subsidiaries of all or a portion of the Equity Interests, business or assets of the Company or any Subsidiary of the Company;

(xii)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of receipt of notice of such incurrence;

(xiii)         Acquired Debt (including Acquired Debt incurred by any Restricted Subsidiary prior to the time that such Restricted Subsidiary was acquired by the Company), provided that after giving effect to the incurrence of such Indebtedness pursuant to this Section 4.09(b)(xiii) and the related acquisition transaction, either (a) the Company would have been able to incur $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) the Company’s Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such acquisition transaction;

(xiv)        any Guarantee by the Company or any Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness or obligation by the Company or the Restricted Subsidiary incurring such Indebtedness or obligation is permitted by this Indenture;

(xv)         Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount outstanding at any time not to exceed $10.0 million; and

(xvi)        Indebtedness of Canadian Subsidiaries in an amount outstanding at any time not to exceed $20.0 million.

For purposes of determining compliance with this Section 4.09, the outstanding principal amount of any Indebtedness shall be counted only once such that (without limitation) any obligation arising under any Guarantee or with respect to letters of credit supporting such Indebtedness shall not constitute a separate incurrence, or amount outstanding, of, or additional, Indebtedness for any purposes hereunder, and in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09 (b)(i) through (b)(xvi) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to divide and classify (or later reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness will be treated as having been incurred pursuant to such clause or clauses or Section 4.09(a), as the case may be, as designated by the Company; provided that any incurrences of Indebtedness under Credit Facilities must be first applied to clause (i) above.  Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

In addition, with respect to any non-U.S. dollar-denominated Indebtedness, the principal amount of any such Indebtedness will be calculated in an equivalent amount of U.S. dollars based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same or a different non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 4.10.               Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset or property now owned or hereafter acquired, except Permitted Liens.

SECTION 4.11.               Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)            pay dividends or make any other distributions or pay Indebtedness to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(ii)           make loans or advances to the Company or any Restricted Subsidiary; or

(iii)          transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b)           However, the preceding restrictions in Section 4.11(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)            any agreement or instrument existing as of, or entered into on, the Issue Date, including agreements governing Existing Indebtedness and Credit Facilities and other contractual encumbrances or restrictions in each case as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Issue Date;

(ii)           this Indenture, the Security Documents, the Notes and the Note Guarantees;

(iii)          any applicable law, rule, regulation or order;

(iv)          any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of the Company’s acquisition of such Person or Restricted Subsidiary (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreement or instrument, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements and instruments on the date of such acquisition;

(v)           purchase money obligations for property acquired in the ordinary course of business;

(vi)          any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, loans, advances or asset transfers by that Restricted Subsidiary pending its sale or other disposition;

(vii)         Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii)        any agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in this Indenture (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(ix)           Liens securing Indebtedness otherwise permitted to be incurred under Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x)            provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi)           in the case of clause (iii) of Section 4.11(a) hereof, encumbrances or restrictions:

(A)          that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)           existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or

(C)           arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(xii)          customary restrictions on such loans, advances or transfers contained in agreements governing Permitted Investments properly made in accordance with the provisions of this Indenture.

SECTION 4.12.               Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)           the Company delivers to the Trustee:

(A)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in the Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any; and

(B)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing or having substantial experience in the Company’s industry.

(b)           The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(a):

(i)            any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(ii)           indemnification agreements permitted by law entered into by the Company or any of its Restricted Subsidiaries with any of its Affiliates who are directors, employees or agents of the Company or any of its Restricted Subsidiaries;

(iii)          transactions between or among the Company and/or its Restricted Subsidiaries;

(iv)          payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(v)           Restricted Payments that are permitted by Section 4.08 hereof;

(vi)          payments or loans (or cancellation of loans) to employees or consultants of the Company, the Parent Company or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the disinterested directors of the Company, the Parent Company or any Restricted Subsidiary, if any, in good faith;

(vii)         the payment of reasonable and customary compensation and fees paid to, reimbursement of expenses of, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, the Parent Company or any Restricted Subsidiary, in each case, in the ordinary course of business, provided that any annual compensation paid to any individual in excess of $5,000,000 is approved by the Company’s or the Parent Company’s Board of Directors or compensation committee of its Board of Directors;

(viii)        transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing or having substantial experience in the Company’s industry stating that such transaction is fair to the Company or such Restricted Subsidiary;

(ix)           any agreement, instrument or arrangement as in effect on the Issue Date, or any amendment thereto or renewal or replacement thereof (so long as any such amendment, renewal or replacement, taken as a whole is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

(x)            the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any shareholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (x) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

(xi)           so long as no Event of Default has occurred and is continuing or would result therefrom, the payment of management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to the Sponsor Management Agreement not to exceed the amounts set forth in the Sponsor Management Agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Parent Company when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Issue Date);

(xii)          transactions pursuant to the Tax Sharing Agreement;

(xiii)         the issuance of Equity Interests of the Company (other than Equity Interests that are, or are convertible into or exercisable for Disqualified Stock);

(xiv)        any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was in effect prior to, and was not created in contemplation of, such acquisition or merger; and

(xv)         Affiliate Transactions with Franchisees who are Affiliates as long as the terms of any such Affiliate Transactions are not materially less favorable to the Company than the terms applicable to similar transactions, agreements or arrangements with Franchisees who are not Affiliates.

SECTION 4.13.               Additional Guarantees.

If after the Issue Date the Company or any Restricted Subsidiary of the Company acquires or creates another Restricted Subsidiary and such Restricted Subsidiary is a Domestic Subsidiary, that newly acquired or created Restricted Subsidiary must, unless prohibited by law from guaranteeing the Notes, become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 30 days of the date on which it was acquired or created.

The Obligations under the Notes, the Note Guarantees and this Indenture and any Permitted Additional Pari Passu Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a Second Priority Lien on the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the Holders of Permitted Additional Pari Passu Obligations.  Such Guarantor shall enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an Opinion of Counsel to the Company, to cause the Second Priority Liens created by the Security Documents to be duly perfected to the extent required by such agreements in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Company and the Guarantors.

SECTION 4.14.               Limitations on Issuances of Guarantees of Indebtedness.

The Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor of the Notes, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Parent Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary to the same extent as such Guarantee of such other Indebtedness, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Notwithstanding the preceding paragraph, any Note Guarantee of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in Section 10.05 hereof.  The form of the Guarantee of the Notes is attached as Exhibit D hereto.

SECTION 4.15.               Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses and other activities that, taken as a whole, are immaterial to the Company and its Restricted Subsidiaries.

SECTION 4.16.               Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the Section 4.08(d) or Permitted Investments, as applicable.  All such outstanding Investments will be valued at their fair market value at the time of such designation.  In addition, such designation will only be permitted if such Restricted Payment would be permitted at that time and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.17.               Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.               Reports.

(a)           At all times prior to the effectiveness of a registration statement filed as required by the Registration Rights Agreement, the Company will furnish to the Trustee and, upon request, to beneficial owners of the Notes, a copy of all of the following information and reports:

(i)            within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and

(ii)           within 45 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants (all of the information in this Section 4.18 to be prepared in accordance with GAAP (as in effect at such time)).

(b)           Following the effectiveness of a registration statement, whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the

Holders of Notes and the Trustee, within the time periods specified in the SEC’s rules and regulations:

(i)            all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  For purposes of the immediately preceding paragraph, the Company will be deemed to have furnished the Holders of the Notes with the information and reports referred to in clauses (i) and (ii) above when the same shall have been filed with the SEC and shall have been made available on the SEC’s EDGAR website.  The Company also shall comply with the other provisions of Trust Indenture Act § 314(a).

The foregoing reporting obligation may be satisfied by information and reports prepared and, if applicable, filed by the Parent Company on a consolidated basis under the requirements of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.19.               Further Assurances.

Subject to the limitations in the Security Documents, the Company will, and will cause each of its existing and future Guarantors to, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments and do or cause to be done such further acts as may be necessary and proper to:

(a)           effectuate the purposes of this Indenture and the Security Documents; and

(b)           evidence, perfect, maintain and enforce the validity, effectiveness and priority of any of the Second Priority Liens on the collateral granted to the Collateral Agent.

ARTICLE 5

SUCCESSORS

SECTION 5.01.               Merger, Consolidation, or Sale of Assets.

The Company may not, directly or indirectly:  (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)           either:  (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(c)           immediately after such transaction no Default or Event of Default exists;

(d)           the Collateral owned by or transferred to the surviving entity shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens;

(e)           the property and assets of the Person which is merged or consolidated with or into the surviving entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

(f)            the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  Section 5.01(f) shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

SECTION 5.02.               Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company, and the successor Person may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.               Events of Default.

Each of the following is an “Event of Default”:

(a)           default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(b)           default in payment when due of the principal of or premium, if any, on the Notes;

(c)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.06, 4.07 or 5.01 hereof; provided, that in the case of Section 4.07, such failure has not been cured within 30 days.

(d)           failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days (or 90 days in the case of Section 4.18) after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e)           default (after giving effect to any waivers, amendments, grace periods or extensions of any maturity date) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the

payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i)            is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(ii)           results in the acceleration of such Indebtedness prior to its express maturity; and

(iii)          in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(f)            failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $20.0 million (not covered by insurance policies or credit-worthy third party indemnity under which the insurer or indemnifying party has not denied coverage or liability, as applicable), which judgments are not paid, waived, discharged or stayed within 60 days following entry of judgment;

(g)           except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary or of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(h)           the Company or any of the Company’s Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment for the benefit of its creditors, or

(v)           generally is not paying its debts as they become due;

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any of the Company’s Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii)           appoints a custodian of the Company or any of the Company’s Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of the Company’s Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii)          orders the liquidation of the Company or any of the Company’s Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(j)            (i) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) any default or breach by the Company or any Guarantor in the performance of its obligations under the Security Documents or this Indenture which adversely affects in any material respect the condition or value of the Collateral or the enforceability, validity, perfection or priority of the Second Priority Liens, taken as a whole, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes, or (B) any security interest created under the Security Documents or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction; or (ii) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

SECTION 6.02.               Acceleration.

If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a

Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.               Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.               Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.               Control by Majority.

Subject to the terms of the Security Documents, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.               Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.               Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.               Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.               Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.               Priorities.

Subject to the terms of the Security Documents, if the Trustee collects (or receives from the Collateral Agent under any Security Documents) any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee and the Collateral Agent, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense, indemnities and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.               Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.               Notice.

The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture pursuant to Section 4.03(a).  Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

ARTICLE 7

TRUSTEE

SECTION 7.01.               Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) or (e) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a final nonappealable judgment of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b), and (c) of this Section.

(e)           No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.  The Trustee and the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.               Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 7.03.               Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.               Trustee’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession actually received by it in accordance with the terms hereof or the terms of any Security Document) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, and neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, neither the Trustee nor the Collateral Agent shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and neither the Trustee nor the Collateral Agent shall be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes

SECTION 7.05.               Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the date the Trustee acquires knowledge thereof.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.               Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 following the Issue Date (beginning with May 15, 2010), and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b), if applicable, and TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted from any stock exchange.

SECTION 7.07.               Compensation and Indemnity.

The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors shall indemnify each of the Trustee and its officers, directors, agents and employees or any successor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder.  The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel.  The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 are joint and several and shall survive the satisfaction, discharge or termination of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.               Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.               Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

SECTION 7.10.               Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to, and shall comply with, TIA Section 310(b).

SECTION 7.11.               Preferential Collection of Claims Against Company.

The Trustee is subject to, and shall comply with, TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.               Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

SECTION 7.13.               Co-Trustees; Separate Trustee; Collateral Agent

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Holders of at least 25% of the outstanding principal amount of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.  If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Company be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee or Collateral Agent thereunder (and the Trustee and Collateral Agent shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)           The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b)           The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c)           The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a board resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(d)           No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e)           The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f)            Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

SECTION 7.14.               Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 7.15.               Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.16.               Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a)           Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company, any Guarantor, the Secured Parties or the Collateral Agent.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.               Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.               Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s and the Guarantors’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.               Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the Security Documents and the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 5.01(c), (d), (e) and (f) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) and 6.01(j) hereof shall not constitute Events of Default.

SECTION 8.04.               Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest on the outstanding Notes on the stated maturity or on an applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           in the case of an election under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, that the opinion of counsel required by this clause (b) with respect to Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at the Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company;

(c)           in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit);

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any First Lien Obligation or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers’ Certificate, clauses (a) through (g) and, in the case of the Opinion of Counsel, clauses (b), (c), (e) and (f) of this Section 8.04 relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

SECTION 8.05.               Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall jointly and severally pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-

callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.               Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to applicable escheat law, be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.               Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or the Guarantors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENT AND WAIVER

SECTION 9.01.         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees, the Notes or (subject to any required consents of others) the Security Documents without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)           to provide for the assumption of the Company’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 hereof;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

(e)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)            to evidence and provide for the acceptance of appointment under the Security Documents by a successor Collateral Agent;

(g)           to add to the Collateral securing the Notes;

(h)           to conform the text of this Indenture, the Notes or the Security Documents to any provision of the “Description of the Notes” contained within the Final Offering Memorandum of the Company dated April 1, 2010 (“Final Offering Memorandum”) to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes”;

(i)            to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Secured Parties, as additional security for the payment and performance of all or any portion of the Second Lien Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(j)            to provide for the amendment of the Security Documents or release of Collateral from the Lien of this Indenture and the Security Documents, in either case, when permitted or required by the Security Documents or this Indenture;

(k)           to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement;

(l)            to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture; or

(m)          to evidence and provide for the acceptance of appointment under this Indenture and the Security Documents by a successor Trustee or Collateral Agent.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, (i) the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Note Guarantees, and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and (ii) the Security Documents or the obligations thereunder may be amended or supplemented, or compliance may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes and the Permitted Additional Pari Passu Obligations then outstanding, voting as one class.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of such amended or supplemental Indenture unless otherwise provided in Section 9.06 hereof.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.06 and 4.07 hereof);

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or Additional Interest or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Notes payable in money other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or Additional Interest or interest on the Notes;

(g)           waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.06 or 4.07);

(h)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, or amend the provisions of this Indenture relating to the release of Guarantors, except as set forth in this Indenture or the Security Documents;

(i)            except as set forth in this Indenture, subordinate in right of payment, the Notes to any other Indebtedness of the Company; or

(j)            make any change in the preceding amendment and waiver provisions.

In addition, without the consent of Holders of at least 75% of the principal amount of Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Indenture and the Security Documents.

SECTION 9.03.         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Note Guarantees, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company and the Guarantors may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

SECTION 10.01.       Note Guarantees.

Subject to the provisions of this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:  (a) the principal of, premium and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each of the Note Guarantees shall be a guarantee of payment and not of collection.  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  As more particularly set forth in Section 4.13, the Notes shall be guaranteed in the future by each new Restricted Subsidiary so long as such Restricted Subsidiary is not prohibited by law from guaranteeing the Notes.  The Notes also shall be guaranteed in the future as required by Section 4.14.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, these Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Note Guarantees.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Note Guarantees.

SECTION 10.02.       Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirms that it is its intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors each hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Guarantors of payments made by guarantees by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance.  Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 10.03.       Execution and Delivery of Note Guarantees.

To evidence the Note Guarantees set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of the Note Guarantees substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee.

Each Guarantor hereby agrees that the Note Guarantees set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantees.

If an officer or Officer whose signature is on this Indenture or on the Note Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantees are endorsed, the Note Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.       Guarantors May Consolidate, etc., on Certain Terms.

(a)           Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or to a Guarantor.

(b)           Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that such transaction meets all of the following requirements:  (i) either:  (a) such Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any political subdivision thereof, any state thereof or the District of Columbia or the jurisdiction in which such Guarantor is organized and under the laws of which it is existing; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, assumes all the obligations of such Guarantor under the Note Guarantees and this Indenture, as applicable, pursuant to a supplemental indenture reasonably satisfactory in form to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.  Notwithstanding anything herein to the contrary, the foregoing conditions shall not apply to a Guarantor which is a Subsidiary of the Company in connection with a transaction as a result of which such Guarantor will be released from its Note Guarantee as provided in Section 10.05 hereof.

SECTION 10.05.       Releases.

Concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Collateral Agent in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.07 hereof.

The Note Guarantee or the obligations under Section 10.04 hereof of a Guarantor that is a subsidiary will be automatically and unconditionally released:

(a)           in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Net Proceeds of that sale or other disposition are applied in accordance with Section 4.07 hereof;

(b)           in connection with any sale of all of the Capital Stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with Section 4.07 hereof;

(c)           upon the designation of such Guarantor as an Unrestricted Subsidiary in compliance with Section 4.16 of this Indenture; and

(d)           in connection with a Legal Defeasence or Covenant Defeasance of this Indenture under Article 8 hereof or upon satisfaction and discharge of this Indenture.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantees.  Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

SECTION 10.06.       “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01.       Satisfaction and Discharge.

This Indenture, the Security Documents, and the Note Guarantees shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company’s obligations under Section 7.07 hereof, and the Trustee’s and the Paying Agent’s obligations under Section 11.02 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Documents, and the Note Guarantees when

(a)           either

(i)            all outstanding Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)           all such Notes not theretofore delivered to the Trustee for cancellation

(A)          have become due and payable;

(B)           shall become due and payable at their Stated Maturity within one year; or

(C)           are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or Government Securities in an amount sufficient to pay and discharge the entire indebtedness of such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date;

(b)           the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company’s obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08, and 13.02, 13.03 and 13.04, and the Trustee’s and Paying Agent’s obligations in Section 11.02 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Section 7.07 shall survive.

In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Notes, the Government Securities shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money.  Government Securities shall not be callable at the Company’s option.

SECTION 11.02.       Application of Trust.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 12

SECURITY

SECTION 12.01.       Security Documents.

In order to secure the due and punctual payment of the Second Lien Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered into or, in accordance with the provisions of Section 4.13, Section 4.19 and this Article 12, will enter into the Security Documents.  In the event of a conflict between the terms of this Indenture and the Intercreditor Agreement, the Intercreditor Agreement shall control.

SECTION 12.02.       Recording, Registration and Opinions.

(a)           The Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance of the SEC and its staff as to the meaning thereof, including “no action letters” or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.  For the avoidance of doubt, if this Indenture is not qualified under the TIA, the Company shall not be required to comply with § 314(d) of the TIA.  Following qualification of the Indenture pursuant to the TIA, the Company shall comply with TIA Section 313(b), if applicable.

(b)           Any release of Collateral permitted or required by Section 12.03 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

SECTION 12.03.       Releases of Collateral.

The Liens securing the Notes and the Note Guarantees will, automatically and without the need for any further action by any Person, be released:

(a)           in whole or in part, with the consent of the requisite Holders in accordance with Article 9, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes:

(b)           in whole, upon:

(i)            discharge of this Indenture under Section 11.01 hereof;

(ii)           a Legal Defeasance or Covenant Defeasance of this Indenture under Article 8 hereof; or

(iii)          payment in full of outstanding principal, accrued and unpaid interest and all other Obligations on the Notes issued under this Indenture;

(c)           in part, as to any asset constituting Collateral

(i)            that is sold or otherwise disposed of by the Company or any of the Guarantors (other than any such sale to the Company or a Guarantor) in a transaction permitted under Section 4.07 and the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Security Documents, if all other Liens on that asset securing the First Lien Obligations and any Permitted Additional Pari Passu Obligations then secured by that asset are released;

(ii)           that is cash withdrawn from deposit accounts or securities accounts for any purpose not prohibited under this Indenture or the Security Documents;

(iii)          that is Capital Stock of a Subsidiary of the Parent Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes or the Note Guarantees, to file separate financial statements with the SEC (or any other governmental agency);

(iv)          that is used to make a Restricted Payment or Permitted Investment permitted by this Indenture;

(v)           that becomes Excluded Property (as defined in the Security Agreement) or Excluded Collateral (as defined in the Pledge Agreement); or

(vi)          that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture or the Security Documents.

SECTION 12.04.       Form and Sufficiency of Release.

In the event that either the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture, may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Note Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 12.03 and specifying the provision in Section 12.03 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release at the expense of the Company and the Guarantors.  Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with.

SECTION 12.05.       Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. government obligations deposited pursuant to Article 8, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and U.S. government obligations deposited pursuant to Article 8 and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 12.06.       Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.04 have been satisfied.

SECTION 12.07.       Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

In acting hereunder and under the Security Documents, the Holders, the Company and the Guarantors agree that the Collateral Agent shall be entitled to the rights, privileges, protections,

immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Collateral Agent.  Furthermore, each Holder of a Note, by accepting such Note, appoints U.S. Bank National Association as its collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 12.08.       Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Collateral Agent, and to apply such funds as provided in this Indenture and the Security Documents.

SECTION 12.09.       Powers Exercisable by Receiver or Collateral Agent.

In case any Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10.       Appointment and Authorization of U.S. Bank National Association as Collateral Agent.

(a)           U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Secured Parties under the Security Documents, and is authorized as the Collateral Agent for the Secured Parties to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b)           Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c)           The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.       Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

SquareTwo Financial Corporation
4340 S. Monaco, Second Floor
Denver, CO  80237
Telecopier No.:  303-713-2509
Attention:  General Counsel

With a copy to:

Hogan & Hartson LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO  80202
Telecopier No.:  303-899-7333
Attention:  George Hagerty and Rob Mintz

If to the Trustee:

U.S. Bank National Association
Corporate Trust Services
950 17th Street
Denver, CO  80202
Attention:  SquareTwo Administrator

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instruction or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.03.       Communication by Holders of Notes with Other Holders of Notes.

The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Company or such Guarantors shall furnish to the Trustee upon request unless otherwise required pursuant to the terms hereof:

(a)           an Officers’ Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e), if applicable, and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.       No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation, or his or her status as director, manager, officer, employee, incorporator or stockholder.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 13.08.       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.  EACH PARTY HERETO EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES, WAIVES ANY OBJECTION TO SUCH JURISDICTION AND SUCH VENUE, AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.  ANY JUDICIAL PROCEEDING BETWEEN THE PARTIES HERETO INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS INDENTURE SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.

SECTION 13.09.       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Note Guarantees.

SECTION 13.10.       Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.       Severability.

In case any provision in this Indenture, the Notes or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.       Record Date for Voting by or Consent of Holders.

In any instance in which the Holders shall be entitled to vote or consent to any matter, the record date for such vote or consent shall be the date specified in TIA Section 316(c), unless otherwise provided herein.

SECTION 13.15.       Intercreditor Agreement

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement and the other Security Documents.

SECTION 13.16.       Waiver of Jury Trial

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

SQUARETWO FINANCIAL CORPORATION

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: President and Chief Executive Officer

HEALTHCARE FUNDING SOLUTIONS, LLC
CACH, LLC
CACV OF COLORADO, LLC
ORSA, LLC
CANDEO, LLC
AUTUS, LLC
CACH OF NJ, LLC
CACV OF NEW JERSEY, LLC
COLLECT AMERICA OF CANADA, LLC

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: Manager

SQUARETWO FINANCIAL COMMERCIAL FUNDING CORPORATION
REFINANCE AMERICA, LTD.

By:	/s/ Thomas G. Good
Name: Thomas G. Good
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Robert J. Dunn
Name: Robert J. Dunn
Title: Vice President

2

SCHEDULE A

SCHEDULE OF GUARANTORS

SquareTwo Financial Commercial Funding Corporation

Healthcare Funding Solutions, LLC

CACH, LLC

CACV of Colorado, LLC

ReFinance America, Ltd.

Orsa, LLC

Candeo, LLC

Autus, LLC

CACH of NJ, LLC

CACV of New Jersey, LLC

Collect America of Canada, LLC

EXHIBIT A

(Face of Note)

CUSIP/CINS:  [     ](1)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE U.S. TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER

(1)                                  For 144A Note, enter 144A CUSIP number; for Reg S Note, enter Reg S CUSIP number.

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

11.625% Senior Second Lien Notes due 2017

No. [ ]	$[ ]

SQUARETWO FINANCIAL CORPORATION

promises to pay to Cede & Co.

or registered assigns,

the principal sum of [                                                                                ]

on April 1, 2017.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  April 7, 2010

SQUARETWO FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in
the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(Back of Note)

11.625% Senior Second Lien Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture dated as of April 7, 2010, among SquareTwo Financial Corporation (the “Company”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) unless otherwise indicated.

1.             Interest.  SquareTwo Financial Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 11.625% per annum from April 7, 2010 until maturity.  The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2010.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at the interest rate on this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

3.             Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of the Guarantors may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of April 7, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 11.625% Senior Second Lien Notes due 2017, which may be issued under the Indenture.  The Company shall be entitled to issue Additional Notes pursuant to the Indenture.  The Notes and any Additional Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior secured obligations of the Company.

5.             Optional Redemption.

(a)           The Notes may be redeemed, in whole or in part, at any time prior to April 1, 2014, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date)

(b)           Except as set forth in clauses (a) and (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes pursuant to this Paragraph 5 prior to April 1, 2014.  Thereafter, the Company may redeem all or a part of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR	PERCENTAGE
2014	105.813%

2015	102.906%

2016 and thereafter	100.000%

(c)           Notwithstanding the provisions of clauses (a) and (b) of this Paragraph 5, at any time prior to April 1, 2013, the Company may at its option on any one or more occasions redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings; provided that:

(i)            at least 65% of such aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (other than Notes held directly or indirectly by the Parent Company, the Company and its Subsidiaries); and

(ii)           each such redemption must occur within 90 days of the date of the closing of any such Equity Offering.

(d)             Any such redemption pursuant to this Paragraph 5 shall be made pursuant to the applicable provisions of Article 3 of the Indenture.

6.             Mandatory Redemption.  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.             Repurchase At Option of Holder.

(a)           If there is a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or a $1,000 integral multiple thereof (provided, that no Notes will be purchased in part if such Note would have a remaining principal amount of less than $2,000)) of each Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Company or any of its Restricted Subsidiaries consummate an Asset Sale offer, the Company shall, if required by Section 4.07 of the Indenture, promptly commence an offer to all Holders of Notes (an “Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.  If the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or $1,000 integral multiples thereof, shall be purchased).  Holders of Notes that are the subject of an offer to purchase will receive an Offer from the Company at least twenty Business Days prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed by first class mail to its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Security Documents, the Note Guarantees and the Notes may be amended or supplemented, and any existing default or compliance with any provision of the Indenture, the Security Documents, the Note Guarantees and the Notes may be waived, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Security Documents, the Note Guarantees, and the Notes may be amended or supplemented, among other matters, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

12.                                 Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on or Additional Interest, with respect to the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.06, 4.07 or 5.01 of the Indenture; provided, that in the case of Section 4.07, such failure has not been cured within 30 days; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any other agreements in the Indenture for 60 days (or 90 days in the case of Section 4.18 of the Indenture) after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; (v) default (after giving effect to any waivers, amendments, grace periods or extensions of any maturity date) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity; and (c) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) the failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $20.0 million (not covered by insurance policies or credit-worthy third party indemnity under which the insurer or indemnifying party has not denied coverage or liability, as applicable), which judgments are not paid, waived, discharged or stayed within 60 days following entry of judgment; (vii) except as permitted by the Indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary or of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and (ix) (1) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (a) any default or breach by the Company or any Guarantor in the performance of its obligations under the Security Documents or the Indenture which adversely affects in any material respect the condition or value of the Collateral or the enforceability, validity, perfection or priority of the Second Priority Liens, taken as a whole, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes, or (b) any security interest created under the Security Documents or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction; or (2) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted

Subsidiary constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                                 No Recourse Against Others.  A director, officer, employee, member, manager, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                                 Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 7, 2010, among the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

18.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

SquareTwo Financial Corporation
4340 S. Monaco, Second Floor
Denver, CO 80237
Telecopier No.:  303-713-2509
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name
appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 or 4.07 of the Indenture, check the box below:

☐ Section 3.09                 ☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09 or Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name
appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

SquareTwo Financial Corporation

4340 S. Monaco, Second Floor

Denver, CO 80237

Telecopier No.: 303-713-2509

Attention: General Counsel

U.S. Bank National Association

Corporate Trust Services

950 17th Street

Denver, CO 80202

Attention: SquareTwo Administrator

Re: 11.625% Senior Second Lien Notes due 2017

Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), among SquareTwo Financial Corporation, as issuer (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Notes[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                 in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Notes is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                             ☐ Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                            ☐ Such Transfer is being effected to the Company or a subsidiary thereof; or

(c)                             ☐ Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)                            ☐ Such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than

$250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(d)                                 ☐ Check if Transfer is Pursuant to an Effective Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ,

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP         ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP         ), or

(b)                                 ☐  a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP         ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP         ), or

(iii)                               ☐  Unrestricted Global Note (CUSIP         ); or

(b)                                 ☐  a Restricted Definitive Note; or

(c)                                  ☐  an Unrestricted Definitive Note.

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

SquareTwo Financial Corporation
4340 S. Monaco, Second Floor
Denver, CO 80237
Telecopier No.:  303-713-2509
Attention:  General Counsel

U.S. Bank National Association
Corporate Trust Services
950 17th Street
Denver, CO 80202
Attention:  SquareTwo Administrator

Re:  11.625% Senior Second Lien Notes due 2017

Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), among SquareTwo Financial Corporation, as issuer (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note, ☐ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: ,

EXHIBIT D

NOTE GUARANTEE

Each of the undersigned hereto (hereinafter collectively referred to as the “Guarantors,” which term includes any successor or additional Guarantor under the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed) (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest, if any, on the Notes, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in accordance with the terms of the Indenture in enforcing any rights under this Note Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, manager, officer, director, employee or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, manager, officer, director, employee or incorporator.

This Note Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collection.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

EACH ENTITY LISTED ON SCHEDULE I
HERETO

By:
Name:
Title:

SCHEDULE I

SquareTwo Financial Commercial Funding Corporation

Healthcare Funding Solutions, LLC

CACH, LLC

CACV of Colorado, LLC

ReFinance America, Ltd.

Orsa, LLC

Candeo, LLC

Autus, LLC

CACH of NJ, LLC

CACV of New Jersey, LLC

Collect America of Canada, LLC

EXHIBIT E

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SquareTwo Financial Corporation
4340 S. Monaco, Second Floor
Denver, CO 80237
Telecopier No.:  303-713-2509
Attention:  General Counsel

U.S. Bank National Association
Corporate Trust Services
950 17th Street
Denver, CO 80202
Attention:  SquareTwo Administrator

Re:  11.625% Senior Second Lien Notes due 2017

Reference is hereby made to the Indenture, dated as of April 7, 2010 (the “Indenture”), between SquareTwo Financial Corporation, as issuer (the “Company”), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)                                 ☐  a beneficial interest in a Global Note, or

(b)                                 ☐  a Definitive Note.

We confirm that;

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer”

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(as defined therein), (c) an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.  We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4.                                      We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) or (8) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: ,

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